UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 19, 2006
LHC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)
(337) 233-1307
(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 19, 2006, certain wholly-owned subsidiaries of LHC Group, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) to purchase the Kentucky-based assets of The Lifeline Health Group, Inc. (“Lifeline”), a privately-held company based in Somerset, Kentucky, for an aggregate purchase price in an amount equal to $15.0 million (the “Transaction”). The Transaction involves the acquisition by the Company of an approximate total patient census of 2,400 as well as 350 Lifeline employees. As part of the purchased assets, the Company will acquire 17 locations in 29 counties throughout the Commonwealth of Kentucky.
     Consummation of the Transaction is subject to customary conditions, including the approval of the Board of Directors of both the Company and Lifeline and the absence of any order or injunction prohibiting the closing. In addition, each party’s obligation to consummate the Transaction is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party, (ii) the approval of the relevant state authorities for the transfer of the operations, and (iii) compliance of the other party with its covenants contained in the Agreement.
     The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. A copy of the Company’s press release concerning the Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

	By:	/s/ Barry E. Stewart

Barry E. Stewart
Senior Vice President and Chief Financial Officer

Dated: June 23, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
2.1	Asset Purchase Agreement by and among certain wholly-owned subsidiaries of LHC Group, Inc. and The Lifeline Health Group, Inc. (“Parent”), certain wholly-owned subsidiaries of Parent, and certain owners of the Parent, dated June 19, 2006.

99.1	Press Release announcing the Transaction, dated June 20, 2006.